UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2007

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Yves LeMaitre, Senior Vice President and Chief Marketing Officer

On November 8, 2007, Avanex Corporation (the “Company”) accepted the resignation of Yves LeMaitre, the Company’s Senior Vice President and Chief Marketing Officer, effective November 9, 2007. A separation agreement and release entered into between the parties on November 12, 2007 provides that Mr. LeMaitre will receive the equivalent of his base salary, less applicable withholding, for a period of one year from November 9, 2007 and reimbursement for premiums paid for continued health benefits under the Company’s health plans for a period of three months, and the agreement contains a general release of claims from Mr. LeMaitre in favor of the Company. Mr. LeMaitre is leaving the Company to pursue other opportunities.

Appointment of Scott Parker, Senior Vice President of Sales

On November 13, 2007, the Company announced the appointment of Scott Parker as Senior Vice President of Sales, effective November 27, 2007. Mr. Parker, age 51, previously served as Vice President of Sales and Marketing at Integration Associates, Inc. from April 2004 to November 2007 and as CEO at Chelsio Communications, Inc. from June 2002 to February 2004. Prior to that, Mr. Parker served as Senior Vice President of Sales and Marketing for JDS Uniphase Corporation from March 2000 to April 2002. Mr. Parker has also held sales and general manager positions at VLSI Research, Inc., at National Semiconductor Corporation and at Intel Corporation. Mr. Parker holds an M.B.A. and a B.S. in Marketing, both from the University of Utah.

In connection with Mr. Parker’s appointment, on November 13, 2007, the Company issued a press release, which is attached hereto as Exhibit 99.1.

Election of Paul Smith as Director of the Company

On November 15, 2007, the Company’s Board of Directors elected Paul Smith to serve as a director of the Company. Mr. Smith, age 49, has served as President and CEO of PacketMotion, Inc. since June 2006. Prior to joining PacketMotion, Mr. Smith was Chairman and CEO of Tasman Networks, Inc. from May 2001 to February 2006 when Tasman was acquired by Nortel Networks Corporation. Mr. Smith remained with Nortel until May of 2006. Prior to Tasman, Mr. Smith was Vice President and General Manager of the Telecom Division of New Focus, Inc, and prior to that, Senior Vice President of Marketing and Sales for Asante Technologies, Inc. Mr. Smith has also held Vice President roles at Proxim, Inc. and at Virtual Microsystems, Inc., and has held marketing and engineering roles at Adept Technology, Inc. Mr. Smith earned a B.S. in Engineering from the University of Alabama and an M.S.E.E. from Purdue University.

Mr. Smith was also appointed to the Company’s Compensation and Corporate Governance and Nominating Committees of the Board of Directors. In connection with Mr. Smith’s appointment, Mr. Smith will receive compensation as a director in cash and in equity pursuant to the Company’s previously disclosed standard director compensation arrangements.

In connection with Mr. Smith’s election, on November 15, 2007, the Company issued a press release, which is attached hereto as Exhibit 99.2.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective November 15, 2007, Section 3.2 of the Bylaws of the Company were amended to increase the authorized number of directors from five to six members.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated as of November 13, 2007.

99.2	Press Release dated as of November 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARLA SANCHEZ
Marla Sanchez
Senior Vice President and Chief Financial Officer

Date: November 15, 2007

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated as of November 13, 2007.

99.2	Press Release dated as of November 15, 2007.

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